Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Second Quarter 2015 Results

Company Reduces 2015 D&C Budget to ~$325 Million

Well Economics Continue to Improve in Company’s Core Plays

HOUSTON, TEXAS — July 30, 2015 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its second quarter 2015 results.

The Company produced an average of 41,297 barrels of oil equivalent per day (Boe/d) during the period.  Second quarter 2015 production was 80% oil, 9% natural gas liquids (NGLs) and 11% natural gas.

Halcón generated revenues of $168.0 million for the three months ended June 30, 2015.  In addition, the Company realized a net gain on settled derivative contracts of $88.1 million during the quarter.

Including the impact of hedges, Halcón realized 140% of the average NYMEX oil price, 20% of the average NYMEX oil price for NGLs and 113% of the average NYMEX natural gas price during the period.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), decreased by 28% to $17.51 per Boe in the second quarter of 2015, compared to the second quarter of 2014.

After adjusting for selected items primarily related to a non-cash pre-tax full cost ceiling impairment charge (see Selected Item Review and Reconciliation table for additional information), net income available to common stockholders was $8.9 million, or $0.02 per diluted share, for the three months ended June 30, 2015.  The Company reported a net loss available to common stockholders of $1.1 billion, or $2.03 per diluted share for the quarter.

Floyd C. Wilson, Chairman and Chief Executive Officer, commented, “We completed several initiatives towards strengthening our balance sheet in the past few months.  As a result we have no near-term debt maturities, and we have the liquidity necessary to execute our business plan and service our debt for the next several years.  Moreover, we continue to search for ways to improve our leverage profile.  The combination of lower completed well costs, improved results and increased efficiencies has led to well economics that compare favorably to what they were in the summer of 2014 when oil prices were significantly higher.”

Recent Developments

On July 30, 2015, Halcón’s Board of Directors declared a quarterly dividend on shares of its 5.75% Series A Cumulative Perpetual Convertible Preferred Stock equal to accrued dividends for the three months ending August 31, 2015, payable on September 1, 2015 to holders of record on August 14, 2015.  The dividend payments totaling approximately $4.9 million will be paid in cash.

Liquidity and Capital Spending

The Company’s liquidity as of June 30, 2015 was approximately $902 million, which consisted of cash on hand plus undrawn capacity on its senior secured revolving credit facility.

During the second quarter of 2015, Halcón incurred capital costs of $75.1 million on drilling and completions, $1.8 million on infrastructure/seismic, $2.5 million for leasehold, offset by A&D proceeds of $0.5 million.  In addition, the Company incurred $32.9 million for capitalized interest, G&A and other.

Operational Update

Halcón is currently operating three rigs across its holdings and has 14 wells being completed or waiting on completion.  Year-to-date, completed well costs have come down significantly in the Company’s core plays and Halcón expects this trend to continue.

Bakken/Three Forks

The Company operated an average of two rigs in the Williston Basin during the quarter.  Halcón spudded 9 wells in Fort Berthold and put 13 wells (8 in Fort Berthold/5 in Williams County) online during the period.  The Company also participated in nine non-operated wells with an average working interest of approximately 3% during the quarter.

On average, Halcón-operated wells put online in the Williston Basin year-to-date are outperforming the Company’s 801 MBoe and 477 MBoe type curves for the Fort Berthold and Williams County areas, respectively.

Halcón has made significant progress negotiating lower costs with its service providers and continues to modify its drilling and completion techniques in an effort to improve recoveries and further reduce costs.  The Company’s current estimated completed well cost for wells drilled on its acreage in the Fort Berthold area is approximately $7.2 million.

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Halcón has also reduced lease operating costs on a per well basis by approximately 30% as compared to 2014.

The Company continues to increase gas capture in the Williston Basin and expects to have greater than 90% of its gas production flowing to sales by year-end 2015.

Halcón is the operator of 194 producing Bakken wells and 58 Three Forks wells.  The Company currently has 6 Bakken wells and 2 Three Forks wells being completed or waiting on completion on its operated acreage.

“El Halcón” - East Texas Eagle Ford

Halcón operated one rig in El Halcón during the second quarter.  The Company spudded four wells and put eight wells online during the three months ended June 30, 2015.  On average, wells put online year-to-date are performing in line with Halcón’s 452 MBoe type curve for the area on a per lateral foot basis.

As a result of several cost reduction initiatives, the current estimated completed well cost in lease capture mode (one well per unit/pad) is averaging approximately $6.75 million for a three-string well in this play.

The Company expects completed well costs to decrease by up to an additional $1 million per well in the near-term as it begins the transition into development mode (multiple wells per unit/pad).  The capital that will be saved on a per well basis by transitioning into development mode will more than offset any capital spend necessary to extend or renew expiring leases.

There are currently 98 Halcón -operated East Texas Eagle Ford wells producing and 3 Company-operated wells being completed or waiting on completion.

2015 Guidance Update

Halcón reduced its drilling and completion budget by an additional $25 million to approximately $325 million to account for lower service costs.

The Company expects to produce an average of 39.5 — 41.5 Mboe/d during the third quarter of 2015, which accounts for approximately 700 Boe/d of non-operated production in the Williston Basin that continues to be shut-in and approximately 1,100 Boe/d of non-operated production in the Williston Basin that continues to be deferred.

Hedging Update

The Company continues to target a hedge portfolio in which approximately 80% of expected production is hedged for the next 24 months.  Halcón has 30,500 barrels per day of oil hedged

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from July 1, 2015 to December 31, 2015 at an average price of $90.21 per barrel.  For 2016, the Company has 25,497 barrels per day of oil hedged at an average price of $80.59 per barrel, and for 2017, Halcón has 3,750 barrels per day of oil hedged at an average price of $65.75 per barrel.  The Company plans to layer in additional hedges to attain targeted levels, as appropriate.  Halcón estimates the pre-tax mark-to-market value of its hedge portfolio to be approximately $447 million as of July 29, 2015.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Friday, July 31, 2015, at 10:00 a.m. EDT (9:00 a.m. CDT). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 79637432.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through August 7, 2015.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 79637432.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Scott Zuehlke, Vice President of Investor Relations, at 832-538-0314 or szuehlke@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Additionally, initial production rates, average 30 day production rates and improvements mentioned herein are not necessarily indicative of future production rates or performance.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and

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uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

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HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$158,110	$304,212	$282,523	$560,241
Natural gas	5,578	10,308	12,537	19,717
Natural gas liquids	3,889	9,364	7,957	18,123
Total oil, natural gas and natural gas liquids sales	167,577	323,884	303,017	598,081
Other	447	3,260	1,201	4,212
Total operating revenues	168,024	327,144	304,218	602,293

Operating expenses:
Production:
Lease operating	25,233	30,968	59,018	67,606
Workover and other	3,731	3,988	6,845	6,777
Taxes other than income	12,903	30,310	25,144	54,470
Gathering and other	7,746	5,898	21,492	10,659
Restructuring	309	—	2,230	987
General and administrative	22,662	27,743	47,071	60,541
Depletion, depreciation and accretion	101,194	133,470	220,338	253,378
Full cost ceiling impairment	948,633	—	1,502,636	61,165
Other operating property and equipment impairment	—	3,477	—	3,789
Total operating expenses	1,122,411	235,854	1,884,774	519,372
Income (loss) from operations	(954,387)	91,290	(1,580,556)	82,921
Other income (expenses):
Net gain (loss) on derivative contracts	(87,564)	(121,042)	12,184	(154,698)
Interest expense and other, net	(60,922)	(37,725)	(122,229)	(68,664)
Gain (loss) on extinguishment of debt	22,766	—	22,766	—
Gain (loss) on extinguishment of Convertible Note and modification of February 2012 Warrants	(8,219)	—	(8,219)	—
Total other income (expenses)	(133,939)	(158,767)	(95,498)	(223,362)
Income (loss) before income taxes	(1,088,326)	(67,477)	(1,676,054)	(140,441)
Income tax benefit (provision)	(286)	—	(199)	—
Net income (loss)	(1,088,612)	(67,477)	(1,676,253)	(140,441)
Series A preferred dividends	(4,902)	(4,960)	(9,803)	(9,919)
Preferred dividends and accretion on redeemable noncontrolling interest	(11,067)	(896)	(19,718)	(896)
Net income (loss) available to common stockholders	$(1,104,581)	$(73,333)	$(1,705,774)	$(151,256)

Net income (loss) per share of common stock:
Basic	$(2.03)	$(0.18)	$(3.53)	$(0.37)
Diluted	$(2.03)	$(0.18)	$(3.53)	$(0.37)

Weighted average common shares outstanding:
Basic	545,313	414,722	482,843	414,125
Diluted	545,313	414,722	482,843	414,125

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2015	2014
Current assets:
Cash	$9,973	$43,713
Accounts receivable	214,517	276,559
Receivables from derivative contracts	235,869	352,530
Restricted cash	16,483	16,131
Inventory	3,848	4,693
Prepaids and other	8,042	9,079
Total current assets	488,732	702,705
Oil and natural gas properties (full cost method):
Evaluated	6,674,162	6,390,820
Unevaluated	1,801,135	1,829,786
Gross oil and natural gas properties	8,475,297	8,220,606
Less - accumulated depletion	(4,670,982)	(2,953,038)
Net oil and natural gas properties	3,804,315	5,267,568
Other operating property and equipment:
Gas gathering and other operating assets	127,685	126,804
Less - accumulated depreciation	(18,531)	(14,798)
Net other operating property and equipment	109,154	112,006
Other noncurrent assets:
Receivables from derivative contracts	77,605	151,324
Debt issuance costs, net	63,222	55,904
Deferred income taxes	93,026	136,826
Equity in oil and natural gas partnership	4,076	4,309
Funds in escrow and other	1,920	3,833
Total assets	$4,642,050	$6,434,475

Current liabilities:
Accounts payable and accrued liabilities	$365,398	$607,750
Asset retirement obligations	143	106
Current portion of deferred income taxes	93,026	136,826
Total current liabilities	458,567	744,682
Long-term debt	3,650,625	3,746,736
Other noncurrent liabilities:
Liabilities from derivative contracts	2,720	9,387
Asset retirement obligations	40,966	38,371
Other	6,480	5,964
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	136,884	117,166
Stockholders’ equity:
Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 340,960 and 345,000 shares of 5.75% Cumulative Perpetual Convertible Series A, issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common stock: 1,340,000,000 shares of $0.0001 par value authorized; 590,274,311 and 427,808,306 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	59	42
Additional paid-in capital	3,274,798	2,995,402
Accumulated deficit	(2,929,049)	(1,223,275)
Total stockholders’ equity	345,808	1,772,169
Total liabilities and stockholders’ equity	$4,642,050	$6,434,475

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$(1,088,612)	$(67,477)	$(1,676,253)	$(140,441)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	101,194	133,470	220,338	253,378
Full cost ceiling impairment	948,633	—	1,502,636	61,165
Other operating property and equipment impairment	—	3,477	—	3,789
Share-based compensation, net	3,438	4,914	8,210	9,246
Unrealized loss (gain) on derivative contracts	175,712	105,032	183,713	131,053
Amortization and write-off of deferred loan costs	2,533	1,319	4,092	2,161
Non-cash interest and amortization of discount and premium	602	678	1,709	1,232
Loss (gain) on extinguishment of debt	(22,766)	—	(22,766)	—
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	8,219	—	8,219	—
Accrued settlements on derivative contracts	10,811	—	(26,781)	—
Other income (expense)	2,467	1,188	5,008	1,230
Cash flow from operations before changes in working capital	142,231	182,601	208,125	322,813
Changes in working capital, net of acquisitions	(18,636)	68,841	9,405	88,129
Net cash provided by (used in) operating activities	123,595	251,442	217,530	410,942

Cash flows from investing activities:
Oil and natural gas capital expenditures	(143,125)	(420,955)	(407,751)	(853,738)
Proceeds received from sale of oil and natural gas assets	147	463,919	1,111	465,452
Advance on carried interest	—	(126,942)	—	(189,442)
Other operating property and equipment capital expenditures	(3,133)	(13,489)	(7,478)	(29,525)
Funds held in escrow and other	1,906	(595)	1,901	(307)
Net cash provided by (used in) investing activities	(144,205)	(98,062)	(412,217)	(607,560)

Cash flows from financing activities:
Proceeds from borrowings	935,000	672,000	1,296,000	1,286,000
Repayments of borrowings	(912,000)	(761,000)	(1,129,000)	(1,027,000)
Debt issuance costs	(18,612)	49	(18,612)	(77)
Common stock issued	9,335	—	15,354	—
HK TMS, LLC preferred stock issued	—	110,051	—	110,051
HK TMS, LLC tranche rights	—	4,516	—	4,516
Preferred dividends on redeemable noncontrolling interest	—	(493)	—	(493)
Restricted cash	(161)	(16,000)	(352)	(16,000)
Offering costs and other	(1,590)	(1,597)	(2,443)	(1,941)
Net cash provided by (used in) financing activities	11,972	7,526	160,947	355,056

Net increase (decrease) in cash	(8,638)	160,906	(33,740)	158,438

Cash at beginning of period	18,611	366	43,713	2,834
Cash at end of period	$9,973	$161,272	$9,973	$161,272

Disclosure of non-cash investing and financing activities:
Accrued capitalized interest	$5,656	$3,695	$(2,614)	$(1,068)
Asset retirement obligations	634	(3,720)	1,754	(4,450)
Series A preferred dividends paid in common stock	4,902	4,960	9,803	9,919
Preferred dividends on redeemable noncontrolling interest paid-in-kind	3,112	—	6,131	—
Accretion of redeemable noncontrolling interest	7,310	403	12,942	403
Change in fair value of redeemable noncontrolling interest	645	—	645	—
Common stock issued on conversion of senior notes	231,383	—	231,383	—
Common stock issued	(2,182)	—	—	—
Offering costs	78	—	—	—

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Production volumes:
Crude oil (MBbls)	3,007	3,236	6,103	6,042
Natural gas (MMcf)	2,509	2,002	5,144	3,794
Natural gas liquids (MBbls)	333	258	675	449
Total (MBoe)	3,758	3,827	7,635	7,123
Average daily production (Boe/d)	41,297	42,055	42,182	39,354

Average prices:
Crude oil (per Bbl)	$52.58	$94.01	$46.29	$92.72
Natural gas (per Mcf)	2.22	5.15	2.44	5.20
Natural gas liquids (per Bbl)	11.68	36.29	11.79	40.36
Total per Boe	44.59	84.63	39.69	83.96

Cash effect of derivative contracts:
Crude oil (per Bbl)	$28.60	$(4.79)	$31.48	$(3.66)
Natural gas (per Mcf)	0.85	(0.25)	0.73	(0.41)
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	23.46	(4.18)	25.66	(3.32)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$81.18	$89.22	$77.77	$89.06
Natural gas (per Mcf)	3.07	4.90	3.17	4.79
Natural gas liquids (per Bbl)	11.68	36.29	11.79	40.36
Total per Boe	68.05	80.45	65.35	80.64

Average cost per Boe:
Production:
Lease operating	$6.71	$8.09	$7.73	$9.49
Workover and other	0.99	1.04	0.90	0.95
Taxes other than income	3.43	7.92	3.29	7.65
Gathering and other, as adjusted (1)	1.78	1.54	1.89	1.50
Restructuring	0.08	—	0.29	0.14
General and administrative, as adjusted (1)	4.60	5.86	4.77	6.64
Depletion	26.26	34.21	28.20	34.84

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$6.03	$7.25	$6.17	$8.50
Share-based compensation:
Non-cash	(0.91)	(1.28)	(1.08)	(1.30)
Acquisition and merger transaction costs and other:
Cash	(0.52)	(0.11)	(0.32)	(0.56)
General and administrative, as adjusted	$4.60	$5.86	$4.77	$6.64

Gathering and other, as reported	$2.06	$1.54	$2.81	$1.50
Rig termination / stacking charges	(0.28)	—	(0.92)	—
Gathering and other, as adjusted	$1.78	$1.54	$1.89	$1.50

Total operating costs, as reported	$19.22	$25.84	$20.90	$28.09
Total adjusting items	(1.71)	(1.39)	(2.32)	(1.86)
Total operating costs, as adjusted(2)	$17.51	$24.45	$18.58	$26.23

(2) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
As Reported:
Net income (loss) available to common stockholders, as reported	$(1,104,581)	$(73,333)	$(1,705,774)	$(151,256)
Series A preferred dividends	4,902	4,960	9,803	9,919
Preferred dividends and accretion on redeemable noncontrolling interest	11,067	896	19,718	896
Net income (loss)	(1,088,612)	(67,477)	(1,676,253)	(140,441)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$173,329	$106,402	$180,910	$131,749
Natural gas	2,383	(505)	2,803	1,064
Total mark-to-market non-cash charge	175,712	105,897	183,713	132,813
Full cost ceiling impairment	948,633	—	1,502,636	61,165
Other operating property and equipment impairment	—	3,477	—	3,789
Loss (gain) on extinguishment of debt	(22,766)	—	(22,766)	—
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	8,219	—	8,219	—
Deferred financing costs expensed, net	879	499	879	499
Restructuring	309	—	2,230	987
Rig termination / stacking charges and other	5,349	417	16,897	3,962
Selected items, before income taxes	1,116,335	110,290	1,691,808	203,215
Income tax effect of selected items(1)	(18,819)	(14,160)	(22,675)	(22,205)
Selected items, net of tax	1,097,516	96,130	1,669,133	181,010

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$8,904	$28,653	$(7,120)	$40,569
Net income (loss) from assumed conversions	—	3,799	—	—
Net income (loss) available to common stockholders after assumed conversions, excluding selected items(2)	$8,904	$32,452	$(7,120)	$40,569

Basic net income (loss) per common share, as reported	$(2.03)	$(0.18)	$(3.53)	$(0.37)
Impact of selected items	2.05	0.25	3.52	0.47
Basic net income (loss) per common share, excluding selected items(2)	$0.02	$0.07	$(0.01)	$0.10

Diluted net income (loss) per common share, as reported	$(2.03)	$(0.18)	$(3.53)	$(0.37)
Impact of selected items	2.05	0.25	3.52	0.47
Diluted net income (loss) per common share, excluding selected items(2)(3)	$0.02	$0.07	$(0.01)	$0.10

Net cash provided by (used in) operating activities	$123,595	$251,442	$217,530	$410,942
Changes in working capital, net of acquisitions	18,636	(68,841)	(9,405)	(88,129)
Cash flow from operations before changes in working capital	142,231	182,601	208,125	322,813
Cash components of selected items	(7,511)	417	41,019	4,796
Income tax effect of selected items	2,782	(151)	(5,274)	(1,734)
Cash flow from operations before changes in working capital, adjusted for selected items(2)	$137,502	$182,867	$243,870	$325,875

(1)

For the 2015 columns this represents tax impact using an estimated tax rate of 37.04%. These columns also include an adjustment for the change in valuation allowance of $394.7 million and $604.0 million for the three and six months ended June 30, 2015, respectively.

For the 2014 columns this represents tax impact using an estimated tax rate of 36.16%. These columns also include an adjustment for the change in valuation allowance of $25.7 million and $51.3 million for the three and six months ended June 30, 2014, respectively.

(2)

Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(3)

The impact of selected items for the three months ended June 30, 2015 and 2014 was calculated based upon weighted average diluted shares of 546.1 million and 491.0 million, respectively, due to the net income available to common stockholders, excluding selected items. The impact of selected items for the six months ended June 30, 2014 was calculated based upon weighted average diluted shares of 420.1 million due to the net income available to common stockholders, excluding selected items.